UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 9, 2012

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2012, the Organization and Compensation Committee of the Franklin Covey Co. (the Company) Board of Directors approved a new change in control severance agreement (the Severance Agreement) for its executive officers and certain other members of senior management.  Following a change in control of the Company, participants in the Severance Agreement are eligible to receive a lump sum payment equal to their annual total targeted compensation and may receive reimbursement of medical and dental insurance premiums to secure benefit coverage continuation.  The following executive officers are covered by the Severance Agreement.

•	Robert A. Whitman – Chief Executive Officer
•	Stephen D. Young – Chief Financial Officer
•	M. Sean Covey – Executive Vice President of Global Solutions and Partnerships
•	Shawn D. Moon – Executive Vice President of Global Sales and Delivery
•	C. Todd Davis – Executive Vice President and Chief People Officer

The Severance Agreement terminates when a participant ceases to be an executive officer or a senior officer, unless the participant is entitled to payment of severance benefits as provided in the Severance Agreement.  The provisions of the Severance Agreement are substantially the same as those found in the previously existing change in control severance plan that was disclosed in the Company’s most recent Proxy Statement filed with the SEC on December 22, 2011.  The previous change in control severance plan expired on March 10, 2012.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Severance Agreement, which is filed as Exhibit 99.1 attached hereto.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Form of Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	March 14, 2012	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer